EXHIBIT 99.1

FOR IMMEDIATE RELEASE                Park Bancorp, Inc.        June 15, 1999
                       Contact:      David A. Remijas
                                     President, CEO
                                     (630) 969-8900
                                     Richard J. Remijas, Jr., Investor Relations
                                     Executive Vice President, Secretary
                                     (888) 727-5333


                      PARK BANCORP, INC. DECLARES DIVIDEND


The Board of Directors of Park Bancorp, Inc. (PFED: Nasdaq) approved the payment of a quarterly dividend and payment of the second cash quarterly dividend of $.12 per share. The dividend will be payable on July 8, 1999 to shareholders of record on, or about, June 25, 1999.

Park Bancorp, Inc. is the holding company for Park Federal Savings Bank, a community oriented institution headquartered in Chicago. The Bank offers a variety of retail services to meet the needs of the communities it serves on the Southwest side of Chicago and suburban Westmont, Illinois.


David A. Remijas, Chairman
(630) 969-8900